Exhibit 10.31

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

         This Second Amendment to Employment Agreement (the "Second Amendment") is made and entered into as of December __, 2001, by and between Fair, Isaac and Company, Incorporated ("Company") and Thomas G. Grudnowski ("Employee").

         WHEREAS, Company and Employee entered into an Employment Agreement dated August 23, 1999, and amended that Employment Agreement as of December 3, 1999 (the Employment Agreement as thus amended is herein "the Agreement"); and

         WHEREAS, the Compensation Committee of the Company's Board of Directors has reviewed information concerning the base and contingent compensation paid to chief executive officers of companies similar to the Company and, based on that review, has made certain recommendations to the Board, which the Board has reviewed and which are reflected herein; and

         WHEREAS, (a) pursuant to the Agreement Section 5.0 the Company undertook to reimburse Employee for all reasonable costs of relocating Employee's family and household to the greater San Francisco, California Bay Area; (b) Company and Employee have determined that it is not necessary or desirable for Employee to relocate; (c) it is desirable to the Company that Employee spend substantial amounts of time in the San Raphael area in connection with Company business; and (d) it is desirable to both Company and Employee that Employee have a regular place of residence while on business in the San Raphael area, to minimize the costs of Employee's travel, and to maximize the efficiency of Employee's travel on Company's behalf;

         THEREFORE, the parties agree as follows:

1. Section 2.3 of the Agreement is amended to re-caption that Section "Base Salary-October 1, 2000 and Thereafter", and to add the following at the end of that Section:

         Effective December 1, 2001, Employee's Base Salary is an annual rate of Five Hundred Fifty Thousand Dollars ($550,000.00).

2. Section 2.4 of the Agreement, Incentive Awards, is amended to add the following at the conclusion thereof:

         Commencing with the Company's fiscal year 2002 and thereafter during the term of Employee's employment under this Agreement, in addition to the Base Salary payable hereunder, Employee shall be eligible to receive an annual bonus ("Incentive Award") with an annual target amount equal to Employee's Base Salary, to be paid if Employee's achievements are "at plan". Commencing with the Company's fiscal year 2001, portions of the Incentive Award may be earned and paid more frequently than annually and/or under the provisions of the Company's other employee incentive award plans in which Employee is eligible to participate, as determined by the Compensation Committee of the Company's

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                                                                   Exhibit 10.31

         Board of Directors, following discussion with Employee. The actual amount of the Incentive Award for each fiscal year may range from $0 to twice Base Salary, based on the achievement of objectives that the Employee and the Company's Board of Directors will mutually determine in good faith not later than ninety (90) days after the beginning of each fiscal year of the Company. The Incentive Award shall be due and payable to Employee, in full, no later than November 15th of each year of the term of Employee's employment and so long as Employee is eligible for the Incentive Award and subject to Section 3.0 of this Agreement.

3. Section 5.0 of the Agreement is amended to read in its entirety as follows:

         Section 5.0  COVERAGE OF CERTAIN TRAVEL EXPENSES

                  In lieu of the relocation benefits contemplated when this Agreement was first executed, effective as of February 1, 2001, and for so long as Employee is Chief Executive Officer of the Company, the Company shall make available to Employee, on a non-exclusive basis, a place of lodging in the San Raphael, California area. If, as of February 1, 2001, or thereafter, Employee has incurred any expenses in connection with the acquisition of such lodging, the Company will reimburse Employee for such expenses, in accordance with the Company's policies.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer, and Employee has executed this Amendment, as of the day and year first above written.

FAIR, ISAAC AND COMPANY, INCORPORATED


By:  /s/ A. George Battle
     ----------------------------------------

Its:  Compensation Committee Chairperson

EMPLOYEE


/s/ Thomas G. Grudnowski
---------------------------------------------


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